SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Smith Micro Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2006
Dear Smith Micro Stockholders:
     We are pleased to invite you to the Smith Micro Software, Inc. 2005 Annual Meeting of Stockholders that will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, June 29, 2006, at 10:00 a.m., Pacific Daylight Savings Time.
     The expected actions to be taken at the Annual Meeting, which include the election of directors, are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, which we encourage you to read. It includes our audited financial statements and information about our operations, markets and products.
     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience or, if eligible, voting by Internet. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.
     We look forward to seeing you at the Annual Meeting.
Sincerely,
William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2006
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL I:
ELECTION OF DIRECTORS
PROPOSAL II:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT

SMITH MICRO SOFTWARE, INC.
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
To Be Held June 29, 2006
To the Stockholders of Smith Micro Software, Inc.:
     Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California, 92656, on Thursday, June 29, 2006, at 10:00 a.m., Pacific Daylight Savings Time, for the following purposes as more fully described in the Proxy Statement accompanying this notice:
1.	To elect two (2) directors each to serve on our Board of Directors until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

2.	To ratify the appointment of Singer Lewak Greenbaum and Goldstein, LLP as our independent registered public accounting firm for 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     The close of business on May 1, 2006, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices located at 51 Columbia, Aliso Viejo, California 92656, and at the Annual Meeting.
     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner) or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting and vote by ballot, your proxy will be revoked and only your vote at the Annual Meeting will be counted.
     A majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained.
By Order of the Board of Directors,
ANDREW C. SCHMIDT
Secretary
Aliso Viejo, California
May 1, 2006
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY INTERNET IF ELIGIBLE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

SMITH MICRO SOFTWARE, INC.
51 Columbia
Aliso Viejo, California 92656
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2006
General
     This Proxy Statement and the enclosed proxy card are furnished in connection with the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held at our corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, June 29, 2006, at 10:00 a.m., Pacific Daylight Savings Time. Stockholders of record at the close of business on May 1, 2006, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Proxy Statement, the enclosed proxy card and the Smith Micro Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Annual Report”), were first mailed on or about May 4, 2006, to stockholders of record as of the record date.
Purpose of the Meeting
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.
Voting
     Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote at the Annual Meeting. Common stockholders of record on May 1, 2006, the record date, are entitled to notice of and to vote at the Annual Meeting. As of April 11, 2006, there were approximately 22,645,661 shares of Common Stock outstanding and approximately 150 holders of record according to information provided by our transfer agent. Each share of Common Stock is entitled to one vote. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum.
     All votes will be tabulated by our inspector of elections for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the election of directors, the nominee receiving the highest number of affirmative votes shall be elected; broker non-votes and votes marked “withhold” will not affect the outcome of the election. Each of proposals II and III requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will not be counted for purposes of determining whether such proposals have been approved.
Proxies
     Properly executed proxies will be voted in the manner specified therein. If no direction is made on the proxies, such proxies will be voted FOR the election of the nominees named under the caption “Election of Directors” as our directors, FOR approval of the increase in authorized capitalization, and FOR the ratification of the selection of Singer Lewak Greenberg and Goldstein, LLP as our independent registered public accounting firm for the 2006 fiscal year. You may revoke or change your proxy at anytime before the Annual Meeting by filing with the corporate Secretary at our principal executive offices at 51 Columbia, Aliso Viejo, California 92656, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting does not, by itself constitute a revocation of your proxy. Please note that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder.

Voting Electronically via the Internet
     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.
Solicitation
     The enclosed proxy is being solicited by our Board of Directors, and Smith Micro will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward solicitation material to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.
Deadline for Receipt of Stockholder Proposals
     Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. Stockholder proposals that are intended to be presented at our 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) and included in the proxy solicitation materials related to that meeting must be received by us no later than January 4, 2007, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current Bylaws, the deadline for submitting a stockholder proposal is not less than 30 days and no more than 90 days prior to the date of the Annual Meeting and the deadline for submitting a nomination for a director is not less than 60 days prior to the date of the Annual Meeting. Stockholder proposals must be in writing and should be addressed to the corporate Secretary at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.
     In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 20, 2007, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.
     We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL I:
ELECTION OF DIRECTORS
     Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms that expire in different years. At each annual meeting of stockholders, the successors to the class of directors whose term expires are elected to hold office for a term of three years. The term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they earlier resign, become disqualified or disabled, or are otherwise removed.
     Our Board currently has six directors: Thomas G. Campbell, Samuel Gulko, Ted Hoffman, William C. Keiper, William W. Smith, Jr. and Gregory J. Szabo. The class whose term expires at this Annual Meeting contains two directors. The Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Mr. Campbell and Mr. Hoffman as nominees for election at the Annual Meeting to the class being elected at this meeting. The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of each nominee for election named below to hold office until the date of our 2009 Annual Meeting or until his successor has been duly elected and qualified or until he earlier resigns, becomes disqualified or disabled, or is otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person selected by the Nominating Committee of the Board of Directors and approved by the Board of Directors. Each nominee for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve.
     Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.
Directors and Nominees
Nominees for Directors for Term Ending at the 2009 Annual Meeting of Stockholders:

Name	Age	Position

Thomas G. Campbell (1)(2)(3)	55	Director

Ted L. Hoffman	59	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.
     Mr. Campbell became a director in July 1995. From March 1999 to the present, he has served as the Executive Vice President of King Printing, Inc. From July 1996 to March 1999, he was the Vice President, Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1990 to February 1995, he served in several senior management positions at Hayes, Inc., including Vice President of Operations and Business Development, and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1989, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University.
     Mr. Hoffman became a director in December of 2005. He is the retired vice president - technology development of Verizon Wireless where he was responsible for all technical product and service development. He was with Verizon Wireless, and its predecessor Bell Atlantic Mobile, since July 1, 1993. Mr. Hoffman was a member of the Board of Directors of Omnitel Pronto Italia, a Verizon Communications Wireless affiliate operating in Italy. He is a past officer on the Board of the CDMA Development Group, an organization responsible for promotion, advancement, deployment and future developments of CDMA. And, he has served on the Wireless Engineering Advisory Board at Auburn University as well as on the Intel Communications Advisory Board. He is currently a member of the Board of Directors of w2bi, Incorporated. Mr. Hoffman began his telecommunications career at Bell Telephone Laboratories in 1969 as a member of the technical staff. He joined Bell Atlantic in 1976 holding a variety of engineering, operations, marketing, external affairs, corporate planning and headquarters positions. Mr. Hoffman received a BA from Elizabethtown College, a BS in Electrical Engineering from Penn State University, an MS in Electrical Engineering from Northwestern University and an MBA from Drexel University. He holds three patents.
Continuing Directors for Term Ending at the 2007 Annual Meeting of Stockholders:

Name	Age	Position

Samuel Gulko (1)	74	Director

Gregory J. Szabo (1)	58	Director

(1)	Member of the Audit Committee.
     Mr. Gulko became a member of the board of directors in October of 2004. Prior to joining the board, Mr. Gulko served as a partner in the audit practice of Ernst & Young from 1968 until his retirement in 1987. From April 1987 to 1996, Mr. Gulko was self employed as a Certified Public Accountant and business consultant, as well as the part time Chief Financial Officer of several privately-owned companies. From July 1996 until his retirement in September 2002, Mr. Gulko functioned as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of a biotechnology company, Neotherapeutics, Inc. During this same period he also served as a member of the Board of Directors of Neotherapeutics, Inc. Since September 2002, Mr. Gulko has continued to provide tax and consulting services on a part-time basis to a limited number of clients. Mr. Gulko obtained his B.S. in Accounting from the University of Southern California in 1958.
     Mr. Szabo became a director in June 2001. Mr. Szabo is the former Chief Executive Officer and currently serves as Chairman of the Board of Ertek Solutions, LLC. Ertek provides antenna technology to the wireless industry including high performance low cost RFID Tag antennas. He also currently serves on the United Internet Technologies Board of Advisors. Mr. Szabo has served in a series of senior management positions during a 13-year career with AirTouch’s wireless communications operations, prior to its acquisition by Vodafone and merger with Verizon Wireless in 2000. As Vice President-Network Services, he directed the engineering and operations of its cellular systems in the eastern U.S. Earlier, Mr. Szabo held managerial positions with Motorola and Martin Marietta. Mr. Szabo received a B.S. and an M.S. in Electrical Engineering from Ohio University.
Continuing Directors for Term Ending at the 2008 Annual Meeting of Stockholders:

Name	Age	Position

William W. Smith, Jr.	58	Chairman of the Board, President and Chief Executive Officer

William C. Keiper (1)(2)	55	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Governance and Nominating Committee.
     Mr. Smith co-founded Smith Micro and has served as our Chairman of the Board of Directors, President and Chief Executive Officer since its inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a B.A. in Business Administration from Grove City College.
     Mr. Keiper became a director in May 2002. Mr. Keiper is President and Chief Executive Officer, and a member of the Board of Directors, of Hypercom Corporation, a global leader in secure payment transaction solutions. Mr. Keiper also currently serves on the Board of Directors of JDA Software Group, Inc., an enterprise software developer serving the retail industry; and Zones, Inc., a direct marketing reseller of PC products, software and services. From 1993 to 1997, Mr. Keiper was Chief Executive Officer and Chairman of the Board of Directors of Artisoft, Inc., a software company that developed and marketed computer telephony and communications software. From 1986 to 1993, Mr. Keiper held executive positions, including President and Chief Operating Officer, with MicroAge, Inc., then a publicly-held distributor and integrator of information technology products and services and a Fortune Services 500 company. More recently, Mr. Keiper served as Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, from 2002 to 2005. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University and a Masters degree in International Management from the Thunderbird American Graduate School of International Management.

Board Independence
     The Board of Directors has determined that Messrs. Campbell, Gulko, Hoffman, Keiper and Szabo are independent within the meaning of the listing standards of the Nasdaq Stock Market, as currently in effect.
Board Meetings and Committees
     Our Board of Directors held seven meetings and acted by written consent on one separate occasion during 2005. Each director attended or participated in 75% or more of the aggregate number of meetings of the Board and of meetings of the committees of the Board on which such director served.
     Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. One of our current directors attended our annual meeting of stockholders in 2005.
     The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors and are non-employee directors and independent within the meaning of the Nasdaq listing standards.
     Audit Committee. Our Audit Committee is comprised of three members: Messrs. Campbell, Gulko and Szabo. The Board of Directors has determined that all of these members of the Audit Committee are independent within the meaning of the Nasdaq listing standards and also within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member can read and has an understanding of fundamental financial statements. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and reviews the results and scope of our annual audit and other services provided by our independent registered public accounting firm. The Audit Committee also is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related party transactions are reviewed and approved by the Audit Committee. The Board of Directors has adopted and approved an amended and restated written charter for its Audit Committee, a copy of which was included as an appendix to our definitive proxy statement for the May 2004 Annual Meeting filed with the SEC on or about April 5, 2004. A copy of this charter also is posted on our web site at http://www.smithmicro.com under the Investor Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K. The Audit Committee held five meetings during 2005. Mr. Gulko is the Audit Committee Chairman and has been designated by the Board of Directors as the Audit Committee’s financial expert, as that term is described in Item 401(h) of Regulation S-K promulgated by the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Gulko’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Gulko any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board. The Audit Committee Report is included herein at page 22.
     Compensation Committee. The Compensation Committee is comprised of two members: Messrs. Campbell and Keiper. The Board of Directors has determined that all the members of the Compensation Committee are independent within the meaning of the Nasdaq listing standards. The Compensation Committee administers our executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the authority to administer the Smith Micro 2005 Stock Option/Stock Issuance Plan (the “2005 Plan”) and to award stock options and direct stock issuances under that plan to our officers. The Board of Directors has adopted and approved a written charter for the Compensation Committee. A copy of this charter is posted on our web site at http://www.smithmicro.com under the Investor Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K. The Compensation Committee held four meetings during 2005. The Compensation Committee Report is included herein at page 20.
     Governance and Nominating Committee. The Governance and Nominating Committee is comprised of two members: Messrs. Keiper and Campbell. The Board of Directors has determined that all the members of the Nominating Committee are independent within the meaning of the Nasdaq listing standards. The Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and nominates, with the approval of the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at each annual meeting. The Board of Directors has adopted and approved a written charter for the Nominating Committee, a copy of which was included as an appendix to our definitive proxy statement for the May 2004 Annual Meeting filed with the SEC on or about April 5, 2004. A copy of this charter also is posted on our web site at http://www.smithmicro.com under the Investor

Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K. The Nominating Committee held one meeting in 2005.
     When considering a potential candidate for membership on our Board of Directors, our Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder. The Nominating Committee has not received any recommended nominations from any of our stockholders in connection with this Annual Meeting. Each of the current nominees for this Annual Meeting is standing for re-election.
     The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 12 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our corporate Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described herein under “Deadline for Receipt of Stockholder Proposals.” Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Smith Micro Common Stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) he name and address of such stockholder as they appear on our books and (ii) the class and number of shares of Smith Micro Common Stock that are beneficially owned by such stockholder.
Code of Ethics
     We have adopted a Code of Ethics for all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made by email to investor-relations@smithmicro.com or in writing to Smith Micro Software, Inc. at 51 Columbia, Aliso Viejo, California 92656, Attention: Investor Relations. The full text of our Code of Ethics is posted on our web site at http://www.smithmicro.com under the Investor Relations section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K.
Compensation of Directors
     Non-employee members of the Board of Directors receive fees of $2,500 quarterly for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 2005 Stock Option / Stock Issuance Plan and are eligible to receive discretionary awards under the Plan’s Discretionary Option Grant and Stock Issuance Programs, if such Plan is approved and adopted by Stockholders.
     Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of Common Stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee’s period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while still serving as a member of the Board of Directors. On December 16, 2005, in connection with his election to the Board of Directors, Mr. Hoffman received option grants of 10,000 shares at an exercise price of $6.10 per share, the fair market value per share of Common Stock on the date of grant.
     At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 5,000 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of Common Stock on the date of the Annual Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On July 28, 2005, in connection with continuing service on the Board of

Directors, each of Messrs. Campbell, Gulko, Keiper and Szabo received option grants of 5,000 shares at an exercise price of $4.95 per share, the fair market value per share of Common Stock on the date of grant. On March 8, 2006, each director received a special discretionary grant of 10,000 shares of Restricted Stock valued at $8.80 per share and vesting in equal installments over the next 12 months.
Vote Required
     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for approval of the election of the nominee as a member of our Board of Directors.
     The Board of Directors recommends a vote FOR the nominees named above or their substitutes as set forth herein.

PROPOSAL II:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     In April 2005, Deloitte & Touche LLP (“Deloitte”) advised the Audit committee of the Board of Directors that it declined to stand for re-appointment as the independent registered public accounting firm for the Company, and would resign upon the completion of Deloitte’s review of the Company’s interim financial statements to be included in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005.
     Deloitte’s report on the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the two year period ended December 31, 2004, and the period from January 1, 2005, through the date of its resignation, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with the issuance of its report on the Company’s financial statements.
     During the two year period ended December 31, 2004, and the period from January 1, 2005, through the date of its resignation, Deloitte did not advise the Company that an “reportable events” (described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended) occurred during such period.
     In December, 2005, the Audit Committee recommended, and the Board of Directors approved, the appointment of Singer Lewak Greenbaum and Goldstein, LLP (“SLGG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2005.
     The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Singer Lewak Greenbaum and Goldstein, LLP (“SLGG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is being sought to ratify the selection of SLGG.
     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of Smith Micro and its stockholders.
     Representatives of SLGG, expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
     The following is a summary of the fees billed to Smith Micro by Deloitte & Touche LLP for professional services rendered for fiscal years ended December 31, 2004.

Fee Category	Fiscal 2004 Fees

Audit Fees	$135,000
Audit Related Fees	4,000
Tax Fees	46,000
All Other Fees	4,000

Total Fees	$189,000

     The following is a summary of the fees billed to Smith Micro by Singer Lewak Greenbaum and Goldstein, LLP for professional services rendered for fiscal years ended December 31, 2005.

Fee Category	Fiscal 2005 Fees

Audit Fees	$80,000
Audit Related Fees	30,000

Total Fees	$110,000

     In addition, the Company paid a total of $119,000 to BDO Seidman, LLP as the interim accountants appointed by the Board of Directors during 2005. These fees related primarily to quarterly reviews and the Allume acquisition on July 1, 2005. In 2005, the Company engaged Rickmeyer & Associates to prepare its 2004 Federal and State Income Tax Returns and to provide other tax-related services. The Company paid Rickmeyer & Associates approximately $30,000 in fiscal 2005.
     Audit Fees: This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
     Audit-Related Fees: This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
     Tax Fees: The services for the fees disclosed under this category include tax preparation and compliance and tax planning advice provided by Deloitte.
     All Other Fees: This includes amounts paid to Deloitte for consulting services related to employee benefits issues in 2004.
     The Audit Committee has determined that all non-audit services provided by Deloitte were compatible with Deloitte’s audit independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.
Stockholder Approval
     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is being sought to ratify the selection of Singer Lewak Greenbaum and Goldstein.
     The Board of Directors recommends a vote FOR ratification of the appointment of Singer Lewak Greenbaum and Goldstein, LLP as our independent registered public accounting firm.

OTHER MATTERS
     We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.
OWNERSHIP OF SECURITIES
     The following table sets forth certain information known to us as of April 11, 2006, with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director and nominee for director, (iii) our Chief Executive Officer and each other Named Executive Officer (as such term is defined below under the caption “Executive Compensation and Related Information”) and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

		Percentage of Common
Name and Address of	Amount of Common Stock	Stock Beneficially
Beneficial Owner(1)	Beneficially Owned(2)	Owned

Officers and Directors
William W. Smith, Jr. (3)	3,811,865	16.62%
Andrew C. Schmidt (4)	66,667	*
David P. Sperling (5)	72,500	*
Thomas G. Campbell (6)	12,500	*
Samuel Gulko (7)	27,000	*
William C. Keiper (8)	20,000	*
Gregory J. Szabo (9)	21,000	*
William R. Wyand (10)	89,375	*
Christopher G. Lippincott (11)	5,209	*
Ted Hoffman (12)	20,000	*

All current directors and executive officers as a group (13 persons)(13)	4,281,740	18.37%

*	Less than 1%.

(1)	Unless otherwise indicated: (i) each named individual’s address is 51 Columbia, Aliso Viejo, California 92656 and (ii) the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Applicable percentage ownership is based on 22,645,661 shares of Common Stock outstanding as of April 10, 2006. Shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after April 10, 2006, are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person or group holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person or group.

(3)	Mr. Smith’s beneficial ownership of our Common Stock includes 3,448,115 shares held in the name of The William W. Smith, Jr. Revocable Trust, of which Mr. Smith is the trustee. His beneficial ownership of our Common Stock also includes 289,750 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(4)	Mr. Schmidt’s beneficial ownership of our Common Stock includes 41,667 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(5)	Mr. Sperling’s beneficial ownership of our Common Stock consists of 72,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(6)	Mr. Campbell’s beneficial ownership of our Common Stock includes 2,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(7)	Mr. Gulko’s beneficial ownership of our Common Stock includes 15,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(8)	Mr. Keiper’s beneficial ownership of our Common Stock includes 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(9)	Mr. Szabo’s beneficial ownership of our Common Stock includes 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(10)	Mr. Wyand’s beneficial ownership of our Common Stock consists of 89,375 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(11)	Mr. Lippincott’s beneficial ownership of our Common Stock consists of 5,209 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(12)	Mr. Hoffman’s beneficial ownership of our Common Stock includes 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

(13)	Includes 666,625 shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 10, 2006.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table provides certain information as of December 31, 2005, about our equity compensation plans.

	Number of Shares		Number of Shares
	to be Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants,	(excluding shares in
Plan Category	and Rights	and Rights	column (a))
	(a)	(b)	(c)

Equity compensation plans approved by shareholders (1)	3,856,000	$3.57	2,764,000

Equity compensation plans not approved by shareholders	0	0	0

Total	3,856,000	$3.57	2,764,000

(1) The number of shares to be issued upon exercise includes options granted under both the 1995 Stock Option/Stock Issuance Plan and the Stock Option/Stock Issuance Plan. The number of shares remaining available for future issuance consists only of the 2005 Stock Option/Stock Issuance Plan.
EXECUTIVE COMPENSATION
Executive Officers Of The Company
     The following table sets forth certain information regarding our executive officers as of April 10, 2006.

Name	Age	Position

William W. Smith, Jr.	58	Chairman of the Board, President and Chief Executive Officer

Andrew C. Schmidt	44	Chief Financial Officer and Secretary

David P. Sperling	37	Vice President and Chief Technical Officer

Jonathan Kahn	48	Senior Vice President

William R. Wyand	58	Vice President, Wireless and OEM Sales

Christopher G. Lippincott	34	Vice President, Internet and Direct Sales
     Information on Mr. Smith is included under the heading Directors and Nominees earlier in Proxy Statement.
     Mr. Schmidt joined the Company in June 2005 and serves as the Company’s Chief Financial Officer. Prior to joining Smith Micro, Mr. Schmidt was the Chief Financial Officer of Genius Products, Inc., a publicly traded entertainment company from August 2004 to June 2005. From April 2003 to June 2004, he was Vice President (Finance) and acting Chief Accounting Officer of Peregrine Systems, Inc., a publicly held provider of enterprise level software then in Chapter 11 reorganization. From July 2000 to January 2003, he was Executive Vice President and Chief Financial Officer of Mad Catz Interactive, Inc., a publicly traded provider of console video game accessories. He holds a B.B.A. from the University of Texas and an M.S. in Accountancy from San Diego State University.

     Mr. Sperling joined us in April 1989 and has been our Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position from Mr. Scheussler in September 1999. Mr. Sperling began his professional career as a software engineer at Smith Micro and currently has three patents pending for various telephony and Internet technologies. Mr. Sperling earned a B.S. in Computer Science from the University of California, Irvine.
     Mr. Kahn joined the company with the acquisition of Allume Systems, Inc. in July 2005. Prior to the acquisition, Mr. Kahn was President of the company. Mr. Kahn was one of the co-founders of Aladdin Systems, Inc. which later became Allume Systems. Mr. Kahn was Chairman, President and Chief Executive Officer of Monterey Bay Tech, Inc (OTC BB:MBYI), a public company from 1999 to May 2005 until its merger with SecureLogic Inc. Mr. Kahn is a member of the Digital River Advisory Board and is a graduate of the University of Rhode Island with a B.A. in Economics.
     Mr. Wyand joined the company in 1999 when Smith Micro acquired STF Technologies where Mr. Wyand was President and Chief Executive Officer. As General Manager he ran the Macintosh division sales, marketing, engineering and customer support efforts. Later that year, Mr. Wyand moved into the newly created Wireless and Broadband division as General Manager and in 2004 became Vice President, Wireless and OEM Sales. From 1995 to 1999, Mr. Wyand was President and Chief Executive Officer of STF Technologies. From 1984 to 1995, Mr. Wyand held various interim management and consulting positions. From 1977 to 1984, he held various positions with United Telecom Computer Group. From 1973 to 1977, he was a Consultant with Arthur Young & Co. He graduated with a B.S. from Pennsylvania State University and an MBA from Rockhurst College.
     Mr. Lippincott joined the company in 1993 as a senior sales representative and later holding several sales positions. In 1998 he was appointed Director of North American Sales and in 2000 named General Manager of the Internet Solutions Division, then as Vice President, Internet and Direct Sales in 2004. Prior to joining Smith Micro, Mr. Lippincott held several retail sales positions. He attended the University of California at Berkeley majoring in business administration.

Summary of Cash and Certain Other Compensation
     The following table sets forth the compensation earned by (i) our Chief Executive Officer (ii) our Chief Financial Officer and (iii) each of our four other most highly compensated executive officers whose total cash salary and bonus for the fiscal year ended December 31, 2005, exceeded $100,000 (hereafter, with the Chief Executive Officer, referred to as the “Named Executive Officers”), for the three fiscal years ended December 31, 2005, 2004 and 2003, respectively. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that year.
Summary Compensation Table

		Annual Compensation				Long-Term Compensation
					Other Annual	Securities	All Other
Name and		Salary	Bonus		Compensation	Underlying	Compensation
Principal Position	Year	($)	($)		($) (1)	Options (#)	($) (2)

William W. Smith, Jr.	2005	275,000	49,967	(3)		200,000	2,727
Chairman of the Board, President and	2004	224,927	47,742	(3)		100,000	2,600
Chief Executive Officer	2003	222,750	35,978	(3)			2,400

Andrew C. Schmidt	2005	110,000	(4)			100,000
Chief Financial Officer and Secretary

David P. Sperling	2005	166,250	132,301	(5)		175,000	2,800
Vice President and	2004	125,000	34,595	(5)		100,000	2,600
Chief Technical Officer	2003	125,000	15,562				2,201

William R. Wyand	2005	150,000	20,000	(6)	74,748	100,000	2,800
Vice President,	2004	150,000	20,000		74,941	100,000	2,600
Wireless and OEM Sales	2003	150,000	18,750		46,304		2,400

Christopher G. Lippincott	2005	164,000	16,000	(7)	25,473	100,000	1,200
Vice President,	2004	164,000	16,000		28,196	50,000	1,200
Internet and Direct Sales	2003	164,000	16,000		27,080		1,200

Robert W. Scheussler	2005	137,691	321,315	(8)			1,567
Senior Vice President,	2004	163,583	36,208	(8)		100,000	2,600
Chief Operating Officer,	2003	162,000	24,545	(8)			2,400
Chief Financial Officer and Director

(1)	These amounts reflect commissions earned and paid in each year.

(2)	These amounts represent contributions made by us on behalf of the Named Executive Officer to our 401(k) Plan.

(3)	Includes income tax return preparation fees of $5,940 in 2003, $7,407 in 2004 and $4,565 in 2005. For fiscal 2006, the Board has approved an increase in Mr. Smith’s base compensation to $350,000 plus an available bonus of approximately $50,000. In addition, in fiscal 2006, Mr. Smith has received a grant of 80,000 shares of Restricted Stock.

(4)	Mr. Schmidt was appointed Chief Financial Officer upon the resignation of Mr. Scheussler in June 2005. His 2005 compensation reflects only the partial year. For fiscal 2006, the Board has approved an increase in Mr. Schmidt’s base compensation to $240,000 plus an available bonus of approximately $40,000. In addition, in fiscal 2006, Mr. Schmidt has received a grant of 55,000 shares of Restricted Stock.

(5)	Includes reimbursement for educational expenses of $17,908 in 2004 and $35,916 in 2005. For fiscal 2006, the Board has approved an increase in Mr. Sperling’s base compensation to $200,000 plus an available bonus of approximately $40,000. In addition, in fiscal 2006, Mr. Sperling has received a grant of 30,000 shares of Restricted Stock.

(6)	For fiscal 2006, the Board has approved an increase in Mr. Wyand’s base compensation to $175,000 plus an available commission of approximately $100,000. His available bonus remains the same. In addition, in fiscal 2006, Mr. Wyand has received a grant of 30,000 shares of Restricted Stock.

(7)	In fiscal 2006, Mr. Lippincott received a grant of 30,000 shares of Restricted Stock.

(8)	Includes income tax return preparation fees of $2,700 in 2003, $4,570 in 2004, and the purchase of lifetime annuity in the amount of $310,144 in 2005. Mr. Scheussler resigned as Chief Financial Officer and Director in June 2005.
Option Grants in last Fiscal Year
     The following table provides information with respect to the stock option grants made during 2005 to the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2005 to the Named Executive Officers.

	Individual Grants
	Number of					Potential Realizable
	Securities		Percent of			Value at Assumed
	Underlying		Total Options			Annual Rates of Stock
	Stock		Granted to	Exercise		Price Appreciation
	Options		Employees	Price Per	Expiration	For
Name	Granted(#)		in 2004(%)(2)	Share($)(3)	Date	Option Term(1)
						5%	10%

William W. Smith, Jr.	200,000	(4)	8.4%	$4.95	07/27/2015	$622,606	$1,577,805
Andrew C. Schmidt	100,000	(5)	4.2%	$4.95	07/27/2015	$311,303	$788,903
David P. Sperling	100,000	(4)	4.2%	$4.95	07/27/2015	$311,303	$788,903
	75,000	(6)	3.2%	$3.67	04/20/2015	$173,103	$438,678
William R. Wyand	100,000	(4)	4.2%	$4.95	07/27/2015	$311,303	$788,903
Christopher G. Lippincott	100,000	(4)	4.2%	$4.95	07/27/2015	$311,303	$788,903

(1)	There is no assurance provided to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the applicable 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	The Company granted options to employees to purchase a total of 2,371,000 shares of Common Stock during the fiscal year ended December 31, 2005.

(3)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4)	This option will become exercisable for 25% of the option shares upon the optionee’s completion of one year of service with the Company measured from the grant date and the remaining option shares in 36 successive equal monthly installments upon the optionee’s completion of each additional month of service thereafter.

(5)	This option will become exercisable for 25% of the option shares upon the optionee’s completion of six months of service with the Company measured from the grant date and the remaining option shares in 18 successive equal monthly installments upon the optionee’s completion of each additional month of service thereafter.

(6)	This option became immediately exercisable upon issue, April 21, 2005.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values
     The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options during the 2005 fiscal year and unexercised options held by them at the end of the 2005 fiscal year. None of the Named Executive Officers held any stock appreciation rights at the end of such year.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at FY 2005	Options at FY 2005
	Shares	Value	Year End(#)	Year End($) (2)
	Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise(#)	($) (1)	Unexercisable	Unexercisable
William W. Smith, Jr.	0	$0	277,967 / 285,417	$1,326,560 / $551,330
Andrew C. Schmidt	0	$0	0 / 100,000	$0 / $ 90,000
William R. Wyand	0	$0	66,458 / 185,417	$312,436 / $461,334
Christopher G. Lippincott	48,750	$189,702	3,125 / 142,708	$15,791 / $275,666
Robert W. Scheussler	0	$0	62,500 / 85,417	$291,484 / $371,330
David P. Sperling	60,000	$311,060	99,583 / 185,417	$267,320 / $461,330
Rodney Lippincott	48,458	$154,758	1,042 / 16,875	$22,676 / $ 83,884

(1)	Calculated based on the per share market value of our Common Stock on the exercise date minus the exercise price times the number of options exercised.

(2)	Calculated based on the market price of $5.85 per share, the closing sale price per share of our Common Stock on December 30, 2005, the last trading day in 2005, minus the exercise price of the option, multiplied by the number of shares subject to the option.
Employment Contracts, Termination of Employment and Change-in-Control Agreements
     None of the Named Executive Officers has an employment agreement with us, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors, as administrator of the 1995 and 2005 Stock Option / Stock Issuance Plans (“the Plans”), has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer and any unvested shares actually held by such individual under the Plan in the event such officer’s employment were to be terminated (whether involuntarily or through a forced resignation) within 18 months (or some shorter period of time) following: (i) the acquisition directly or indirectly by any person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with, us) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which the Board does not recommend such stockholders to accept; (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution.

Certain Relationships and Related Transactions
     In October 2004, the Company entered into a Master Software Services Agreement with Arrange Technology LLC, providing for the development of certain software applications and integration services. Mr. William C. Keiper, a member of the Company’s Board of Directors, is a principal beneficial owner of Arrange Technology LLC. A total of $19,000 and $118,000 was expensed under the agreement during fiscal 2004 and fiscal 2005, respectively.
     In June 2005, the Company entered into a severance agreement with Robert Scheussler, a former officer and director of the Company, pursuant to which the Company agreed to a lifetime payment of $12,000 annually, subject to annual increases of 5%, in connection with his resignation from his employment by the Company. The agreement provides that the Company may, at its option, discharge its obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Scheussler, the cost of which was approximately $311,000. The Board approved a similar severance arrangement for William W. Smith, Chief Executive Officer, which will become effective upon his resignation or retirement from employment by the Company.
     The adult sons of Ms. Rhonda L. Smith, Christopher G. Lippincott and Rodney Lippincott, have been employed by the Company in various positions since 1993. Mr. Rodney Lippincott terminated his employment with the Company in August 2005. Ms. Smith, one of the Company’s founders, is the former wife of William W. Smith, Jr., and until 2004, served as an officer and director of the Company. Christopher Lippincott’s compensation is discussed previously with other officers of the Company. Rodney Lippincott’s compensation was $109,502, in the year ended December 31, 2005.
     Information concerning year end option positions for Rodney Lippincott at December 31, 2005, is included in the table titled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values” on page 16.
Compensation Committee Interlocks and Insider Participation
     In fiscal 2005, the members of the Company’s Compensation Committee were Messrs. Campbell and Keiper, who are both non-employee directors of the Company. None of such committee members (i) was, during fiscal 2005, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K, except that Mr. Keiper is a principal beneficial owner of Arrange Technology LLC. In October 2004, the Company entered into a Master Software Services Agreement with Arrange Technology LLC, providing for the development of certain software applications and integration services. During fiscal 2004 and 2005, $19,000 and $118,000, respectively, was expensed under the agreement.
     In fiscal 2005, (1) no executive officer of the Company served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee; and (2) no executive officer of the Company served as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Exchange Act requires certain of the company’s executive officers, as well as its directors and persons who own more than then percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.
     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting person, the Company believes that during the last fiscal year all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year except that the following individuals failed to file timely reports: Mr. Christopher Lippincott and Mr. William Wyand each failed to timely file their initial Form 3 (due June 14, 2005, and filed August 15, 2005), and a Form 4 (due August 1, 2005, and filed August 15, 2005) and Mr. Jonathan Kahn failed to timely file his initial Form 3 (due July 4, 2005, and filed August 15, 2005), and a Form 4 (due August 1, 2005, and filed August 15, 2005).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     It is the responsibility of the Compensation Committee of our Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to our executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer both the 1995 and the 2005 Plan with respect to stock option grants and direct stock issuances made there under to such officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.
     General Compensation Policy. Under the supervision of the Compensation Committee, we have developed a compensation policy that is designed to attract and retain qualified key executives critical to our success and to provide such executives with performance-based incentives tied to our financial success. One of the Compensation Committee’s primary objectives is to have a portion of each officer’s compensation contingent upon our performance as well as upon the individual’s contribution to that performance. Accordingly, each executive officer’s compensation package may be comprised of three fundamental elements: (i) base salary that reflects individual performance and expertise and is designed to be competitive with salary levels in effect at companies of similar size in the industry; (ii) variable performance awards payable in cash or equity and tied to our achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and our stockholders.
     Factors. The principal factors that were considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future years.
     • Base Salary. The Compensation Committee approves salary changes for executive officers in accordance with the above policy. The base salary levels for the executive officers were established for the 2005 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which we compete for executive talent, and internal comparability considerations. The Compensation Committee, did not, however, rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which we compete for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.
     • Annual Cash Incentive Compensation. Annual cash bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the compensation of each executive officer should be contingent not only on the performance of the Company but also the individual contribution of each executive officer to that performance. The cash bonus is related to the attainment of financial objectives approved by the Board of Directors in the form of our annual operating plan. The ratio of bonus to base salary varies significantly across organization levels and is generally higher for employees with higher base salaries. The Committee also attempts to align bonus payments with the ability of the individual to impact our overall financial performance.
     • Long-Term Equity Incentive Compensation. We have also implemented the 2005 Plan as a long-term equity incentive program for our executive officers and other key employees. Each option grant under the 2005 Plan is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position with us. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with us and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.
     Each option grant will allow the officer to acquire shares of our Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our employ, and then only if the market price of our Common Stock appreciates over the option term.
     • CEO Compensation. In setting the base salary for William W. Smith, Jr., our President and Chief Executive Officer, the Compensation Committee sought to provide him with a level of salary competitive with the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Compensation Committee’s part to have this particular component of Mr. Smith’s compensation affected to any significant degree by Company’s performance factors. The Compensation Committee determines and recommends salary changes for executive officers in accordance with the above policy and then submits its recommendations to the Board of Directors for final approval.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2005 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal 2006 will exceed that limit. The 2005 Stock Option / Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.
     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.
COMPENSATION COMMITTEE
Thomas G. Campbell
William C. Keiper

AUDIT COMMITTEE REPORT
     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of Smith Micro as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.
     Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.
     Review and Discussions with Independent Accountants. The Audit Committee has discussed with Singer Lewak Greenbaum and Goldstein, LLP, our independent registered public accounting firm for the year ended December 31, 2005, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.
     The Audit Committee has also received written disclosures and the letter from Singer Lewak Greenbaum and Goldstein, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with Singer Lewak Greenbaum and Goldstein, LLP its independence.
     Conclusion. Based on the review and discussions referred to above, the Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Commission.
AUDIT COMMITTEE
Thomas G. Campbell
Samuel Gulko
Gregory J. Szabo

Stock Performance Graph
     The following graph and information compares the cumulative total stockholder return on our Common Stock against the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap Applications Software Index (Peer Group) for the same period.
     The graph covers the period from January 1, 1999, through December 31, 2005. The graph assumes that $100 was invested in our Common Stock on January 1, 2000, and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SMITH MICRO SOFTWARE, INC., THE S & P MIDCAP 400 INDEX
AND THE S & P MIDCAP SOFTWARE APPLICATION INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
SMITH MICRO SOFTWARE, INC.	100.00	115.86	50.76	219.57	987.53	645.48
S & P MIDCAP 400	100.00	99.39	84.97	115.24	134.23	151.08
S & P MIDCAP SOFTWARE APPLICATION	100.00	98.04	62.35	90.61	75.08	83.65

     Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”), that might incorporate this Proxy Statement or future filings made by us under those statutes, the preceding Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.
Annual Report
     Our Annual Report on Form 10-K for the 2005 fiscal year, filed with the Securities and Exchange Commission on March 31, 2006, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report, without charge, by writing to Mr. Bruce T. Quigley, Vice President – Investor Relations at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656. We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Smith Micro are also available on our website at http://www.smithmicro.com or the Securities and Exchange Commission’s website at http://www.sec.gov.
By Order of the Board of Directors,
ANDREW C. SCHMIDT
Secretary
Aliso Viejo, California
May 1, 2006

PROXY CARD
SMITH MICRO SOFTWARE, INC.
PROXY
Annual Meeting of Stockholders, June 29, 2006
This Proxy is Solicited on Behalf of the Board of Directors of
Smith Micro Software, Inc.
     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 29, 2006, and the Proxy Statement and appoints William W. Smith, Jr. and Andrew C. Schmidt, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Smith Micro Software Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at our corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656 on Thursday, June 29, 2006, at 10:00 a.m. Pacific Daylight Savings Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

1.	To elect two directors, each to serve for a three-year term ending at the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

		FOR	WITHHOLD AUTHORITY TO VOTE

Thomas G. Campbell

Ted L. Hoffman

2.	To ratify the appointment of Singer Lewak Greenbaum and Goldstein, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐
     The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:		Date:

(Authorized Signature(s))